Transgenomic Reports First Quarter 2013 Financial Results

Conference Call to Be Held Today at 5:00 PM Eastern Time

Omaha, Neb. (May 8, 2013) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the first quarter ended March 31, 2013 and provided a business update.

First Quarter Financial Results

Net sales for the first quarter of 2013 increased by $0.2 million, or 2%, to $7.4 million compared to $7.2 million for the same period in 2012. The increase from last year’s first quarter was principally driven by an 11% increase in the Laboratory Services unit, reflecting higher test volumes from our Nuclear Mitome, ScoliScoreTM and C-GAAP diagnostic tests, as well as a modest shift toward higher priced tests. This increase was partially offset by lower sales of instruments in the Diagnostic Tools segment.

Gross profit was $3.7 million or 50 percent of net sales, compared with gross profit of $3.1 million or 43 percent of net sales for the same period in 2012. The increase in gross profit was largely attributable to improved margins on our Nuclear Mitome test, due to a change in vendors, in our Laboratory Services segment, and a favorable shift to higher margin instruments sold in Diagnostic Tools.

Operating expenses were $7.5 million during the first quarter of 2013, compared with $5.5 million in the prior year. The increase was due to higher costs related to expansion of our field sales force to support the sales of C-GAAP and ScoliScore™ and a higher bad debt provision.

The net loss for the first quarter of 2013 was $3.6 million or $0.04 per share compared to a loss of $2.7 million, or $0.05 per share for the first quarter of 2012.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results was a $2.9 million loss for the first quarter of 2013 compared to a $1.6 million loss for the same period for 2012. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $7.7 million as of March 31, 2013, compared with $4.5 million as of December 31, 2012.

"The top line growth in our core Laboratory Services segment in the first quarter was fueled by our newer product offerings, which include our Nuclear Mitome, ScoliScoreTM and C-GAAP tests,” said Craig Tuttle, President and Chief Executive Officer. “As we progress throughout the year, it remains our goal to increase revenues in both our Laboratory Services and Diagnostic Tools segments through the commercialization of new products that have been acquired, in-licensed, or developed internally.”

First Quarter and Recent Highlights

•	Signed Collaboration Agreement with Amgen: Earlier this week, Transgenomic announced a new collaboration with Amgen Inc. to develop a CE-IVD test to screen patients with metastatic colorectal cancer (mCRC) for RAS mutations (KRAS and NRAS). These RAS mutations, identified using the CE-IVD CRC RAScan™ kits which use Surveyor®-Wave® technology, provide physicians with important information regarding tumor mutation status to inform clinical treatment decisions for their mCRC patients.

•	Completed $8.3 Million Private Placement Financing: In January 2013, Transgenomic completed a private placement financing with a syndicate of institutional and other accredited investors to raise gross proceeds of $8.3 million. The syndicate was comprised of new and existing investors, including entities associated with Third Security, LLC, a leading life sciences investment firm. Lazard Capital Markets LLC served as the lead placement agent for the offering with Craig-Hallum Capital Group LLC acting as co-placement agent for the offering.

•	Secured $8.0 Million Credit Facility: In March 2013, Transgenomic secured an $8.0 million term and revolving credit facility. Proceeds from the facility were used to refinance the Company’s outstanding debt and will be used to support strategic growth initiatives and help fund working capital requirements.

•	Received Nebraska Bioscience Award: Transgenomic was awarded the 2013 Governor’s Bioscience Award in April 2013. The Bioscience Award recognizes individuals and companies that have made significant contributions to the bioscience industry in Nebraska.

Conference Call

Transgenomic will host a conference call to discuss first quarter 2013 financial results at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 866-952-1907 from the U.S. or Canada or 785-424-1826 for international participants and enter conference ID TRANS. The call will also be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/calendar/2013/04/first-quarter-financial-results-conference-call-may-8-2013 and follow the instructions. An archived webcast of the call will be available for 14 days. A telephone replay will be available from 8:00 p.m. Eastern Time on May 8, 2013 through 11:59 p.m. Eastern Time on May 22, 2013 by dialing 800-839-1198 (domestic) or 402-220-0458 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is a global leader in cardiac genetic testing with a family of innovative products, including its C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

Susan Kim	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
susan@argotpartners.com	investorrelations@transgenomic.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2013	2012
NET SALES	$7,374	$7,206
COST OF GOODS SOLD	3,693	4,102
Gross profit	3,681	3,104
OPERATING EXPENSES:
Selling, general and administrative	6,737	4,994
Research and development	764	549
	7,501	5,543
LOSS FROM OPERATIONS	(3,820)	(2,439)
OTHER INCOME (EXPENSE):
Interest expense	(153)	(273)
Change in fair value of warrants	400	—
Other, net	53	20
	300	(253)
LOSS BEFORE INCOME TAXES	(3,520)	(2,692)
INCOME TAX EXPENSE	66	4
NET LOSS	$(3,586)	$(2,696)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(181)	(165)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,767)	$(2,861)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.04)	$(0.05)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	84,003,503	62,683,527

See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc. and Subsidiary

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended
	March 31,
	2013	2012
NET LOSS	$(3,586)	$(2,696)

INTEREST EXPENSE	153	273

INCOME TAX EXPENSE	66	4

DEPRECIATION AND AMORTIZATION	744	513

CHANGE IN FAIR VALUE OF WARRANTS	(400)	—

STOCK OPTION EXPENSE	164	273

MODIFIED EBITDA	$(2,859)	$(1,633)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	(unaudited)
	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,729	$4,497
Accounts receivable, net	7,897	8,081
Inventories, net	4,783	5,092
Other current assets	1,185	1,047
Total current assets	21,594	18,717
PROPERTY AND EQUIPMENT, NET	2,071	2,190
OTHER ASSETS:
Goodwill	6,918	6,918
Intangibles	10,362	10,764
Other assets	453	202
	$41,398	$38,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$9,494	$16,528
OTHER LIABILITIES:
Long term debt less current maturities	6,069	—
Common stock warrant liability	500	900
Other long-term liabilities	1,266	1,089
Total liabilities	17,329	18,517

STOCKHOLDERS’ EQUITY	24,069	20,274
	$41,398	$38,791

See notes to unaudited condensed consolidated financial statements.